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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITOR'S CONSENT





WE CONSENT TO THE USE IN THIS REGISTRATION STATEMENT ON FORM S-2 OF OUR REPORT, DATED MARCH 14, 2001, RELATED TO THE CONSOLIDATED FINANCIAL STATEMENTS OF SI DIAMOND TECHNOLOGY, INC. AND ITS SUBSIDIARIES, WHICH WAS INCORPORATED BY REFERENCE, AND TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE PROSPECTUS. OUR REPORT, DATED MARCH 14, 2001, INCLUDES AN EMPHASIS PARAGRAPH RELATING TO AN UNCERTAINTY AS TO THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.


                                    /s/ McGladrey & Pullen, LLP



Dallas, Texas
August 10, 2001


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